U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)................................................. March 17, 2009

AURA SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-17249 (Commission file number)	95-4106894 (I.R.S. Employer Identification Number)

2330 Utah Avenue, El Segundo, California 90245

(Address of principal executive offices)

(310)-643-5300

Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 17, 2009, Aura Systems, Inc. (the “Company”) held a Special Meeting of Shareholders to approve three proposals, all of which were duly adopted by the Shareholders:

1.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 50,000,000 to 75,000,000;

2.	To approve the adoption of the Company’s 2006 Stock Option Plan; and

3.

To approve an amendment to the Company’s Bylaws modifying restrictions imposed under the Company’s 2006 Chapter 11 Plan of Reorganization relating to the issuance of the Company’s equity securities and encumbering of its assets

The terms of each of these proposals, including the provisions of the amendment to the Company’s Amended and Certificate of Incorporation and the amendment to the Company’s Bylaws, are set forth in its Proxy Statement dated February 27, 2009, as filed with the SEC on February 23, 2009.

Melvin Gagerman, the Company’s Chairman, CEO and Chief Financial Officer, made a presentation to the Shareholders at the Special Meeting, discussing the Company’s business and prospects. A copy of the presentation is included as Exhibit 99.1 to this Report. Such exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01.	Exhibits

99.1	Presentation to Shareholders on March 17, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

AURA SYSTEMS, INC.

(Registrant)

Date: March 18, 2009	/s/ Melvin Gagerman__________

Melvin Gagerman

Chairman and

Chief Financial Officer

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